                                                                      EXHIBIT 21

                     NATIONAL STEEL CORPORATION SUBSIDIARIES


                                               Jurisdiction         Percentage
                                                    of              Outstanding
               Name                            Incorporation        Stock Owned
               ----                            -------------        -----------
American Steel Corporation                       Michigan              100%
D. W. Pipeline Company                           Michigan              100%
Delray Connecting Railroad Company               Michigan              100%
Granite City Steel Company                       Illinois              100%
Granite Intake Corporation                       Delaware              100%
Great Lakes Steel Corporation                    Delaware              100%
The Hanna Furnace Corporation                    New York              100%
Hanna Ore Mining Company                         Minnesota             100%
Ingleside Channel & Dock Co.                     Texas                 100%
Ingleside Point Corporation                      Texas                 100%
Ingleside Holdings L. P.                         Texas                 100%
Liberty Pipe and Tube, Inc.                      Texas                 100%
Mathies Coal Company                             Pennsylvania        86.67%
Mid-Coast Minerals Corporation                   Delaware              100%
Midwest Steel Corporation                        Pennsylvania          100%
N Squared Aviation LLC                           Delaware            66.67%
NS Holdings Corporation                          Delaware              100%
NSC Realty Corporation                           Delaware              100%
NS Land Company                                  New Jersey            100%
NSL, Inc.                                        Delaware              100%
Natcoal, Inc.                                    Delaware              100%
National Acquisition Corporation                 Delaware              100%
National Caster Acquisition Corporation          Delaware              100%
National Caster Operating Corporation            Delaware              100%
National Casting Corporation                     Delaware              100%
National Coal Mining Company                     Delaware              100%
National Coating Limited Corporation             Delaware              100%
National Coating Line Corporation                Delaware              100%
National Materials Procurement Corporation       Illinois              100%
National Mines Corporation                       Pennsylvania          100%
National Ontario Corporation                     Delaware              100%
National Ontario II, Limited                     Delaware              100%
National Pickle Line Corporation                 Delaware              100%
National Steel Corporation (New York)            New York              100%
National Steel Foreign Sales Corporation         Barbados              100%
National Steel Funding Corporation               Delaware              100%
National Steel Pellet Company                    Delaware              100%
Natland Corporation                              Delaware              100%
Peter White Coal Mining Corp.                    West Virginia         100%
ProCoil Corporation                              Delaware              100%
Puritan Mining Company                           Michigan              100%
Rostraver Corporation                            Delaware              100%
Skar-Ore Steamship Corporation                   Delaware              100%
The Teal Lake Iron Mining Company                Michigan              100%